United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

November 8, 2023 (October 2, 2023)

Date of Report (Date of earliest event reported)

SPI Energy Co., Ltd.

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-37678	20-4956638
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4803 Urbani Ave. McClellan Park, CA	95652
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 919-8000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Share	SPI	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

Petitioners SinSin Europe Solar Asset Limited Partnership (“SinSin Europe”) and SinSin Solar Capital Limited Partnership (“SinSin Solar”) (collectively, “Petitioners”) initiated an action before United States District Court Eastern District of California (the “Court”) against SPI Energy Co. Ltd (“Respondent” or “SPI”) to confirm two arbitral awards (the “Awards”) pursuant to the Convention on the Recognition and Enforcement of Foreign Arbitral Awards of June 10, 1958 (“New York Convention”), as implemented by the Federal Arbitration Act (“FAA”). Petitioners also sought attorneys’ fees and an award of injunctive relief in the form of a worldwide asset freeze to prevent Respondent from dissipating its assets.

On October 2, 2023, the Court filed an order dated September 29, 2023 about the action. Pursuant to the order, (i) the Court granted the Petition for Confirmation of Foreign Arbitral Awards in its entirety. Respondent shall pay Petitioners the amounts payable to Petitioners under the Awards, which is no less than $60,349,486.13; subject to a continuing interest rate of six percent accruing from November 30, 2015 on half of the outstanding balance owed under the parties’ Share Sale and Purchase Agreement dated September 6, 2014 (“SPA”) (€19,027,000), and accruing from June 20, 2016 on the remaining half of the outstanding amount owed under the SPA (€19,027,000); (ii) Petitioners’ request for injunctive relief was denied by the Court without prejudice to renewal as necessary should Respondent fail to comply with the Court’s orders; and (iii) Petitioners’ motion for an award of attorneys’ fees and costs was granted by the Court. On October 2, 2023, the Court entered a judgement in accordance with such order.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPI ENERGY CO., LTD.

November 8, 2023	By:	/s/ Xiaofeng Peng
Xiaofeng Peng
Chief Executive Officer

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